                                                                                        EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-61231 on Form S-8 dated August 12, 1998 (as amended April 11, 2005) pertaining to the 1998 stock option plan of PDI, Inc., Registration Statement No. 333-60512 on Form S-8 dated May 9, 2001 (as amended April 11, 2005) pertaining to the 2000 Omnibus Incentive Plan of PDI, Inc. and Registration Statement No. 333-123312 on Form S-8 dated March 14, 2005 pertaining to the 2004 Stock Award and Incentive Plan of PDI, Inc. of our reports dated March 15, 2006, with respect to the consolidated financial statements and schedule of PDI, Inc., PDI, Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of PDI, Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 2005.

/s/Ernst & Young LLP

New York, NY
March 15, 2006